NEITHER THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) NOR ANY SECURITIES THAT MAY BE ISSUED UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE OR ANY FOREIGN JURISDICTION. THIS NOTE AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.  NEITHER THIS NOTE NOR ANY SUCH SECURITIES MAY BE SOLD, ASSIGNED, OFFERED, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND STATE SECURITIES LAWS OR (II) THE COMPANY RECEIVING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, ASSIGNMENT, OFFER, PLEDGE, OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND STATE SECURITIES LAWS.

JAYHAWK ENERGY, INC.

CONVERTIBLE PROMISSORY NOTE

US $177,173.49                                                                                                                 Date: December 20, 2016

FOR VALUE RECEIVED, JayHawk Energy, Inc., a Nevada corporation (the “Company” or “JayHawk Energy”), hereby promises to pay to the order of Kelly Stopher, or assigns (the “Holder”), at the place designated by the Holder, in lawful money of the United States of America, the principal sum of One Hundred Seventy-Seven Thousand One Hundred Seventy-Three and 49/100 Dollars ($177,173.49) (the “Principal Amount”), together with interest thereon on the terms set forth in Section 1. The Company shall pay the unpaid Principal Amount and interest accrued hereunder in lawful money of the United States pursuant to the terms hereof, except to the extent that it has been previously converted into shares of the Company’s Common Stock pursuant to Section 2 hereof.

2.

Payments of Interest and Principal.  Payments of principal plus interest on the unpaid principal balance of this Note outstanding from time to time shall be payable in accordance with the following and Schedule 1 attached hereto:

2.1.

Interest.  Interest shall equal Zero Percent (0%) of the Principal Amount per annum based on an Actual/360 day basis (the “Interest”) from the date hereof.

2.2.

Principal.  The Principal Amount and the Interest shall be due and payable to the Holder on or before December 20, 2020 (the “Maturity Date”). Contemporaneously with the repayment on or conversion of this Note in full, the Holder shall surrender this Note, duly endorsed as paid, at the office of the Company.

2.3.

Payments.  All payments of principal, interest, fees and other amounts due hereunder shall be made by the Company in lawful money of the United States of America by first class mail, or by any other method approved in advance by the Holder to the account of the Holder at the address of the

Holder set forth herein or at such other place designated by the Holder from time to time in writing to the Company.

3.

Conversion.  This Note is convertible into shares of the Company’s Common Stock upon the terms and conditions set forth below.

3.1.

Optional Conversion.  Any portion of the Principal Amount and/or accrued Interest on this Note may be converted at the Holder’s option as follows: at any time prior to the Maturity Date into shares of the Company’s Common Stock at a rate equal to the lesser of: (a) the conversion rate provided to a plurality of investors in the Company’s first round of financing wherein the Company raises at least $300,000 following the completion of its 100:1 reverse split of its securities (“Qualified Financing”) or (b) the closing price on the first day of trading immediately following the Company’s 100:1 reverse split.

3.2.

Conversion Procedure. Any conversion of this Note shall be on the following terms and conditions:  The Holder wishing (or deemed) to convert any portion of this Note shall: (A) provide written notice to the Company (the “Conversion Notice”), specifying the aggregate dollar amount of this Note, consisting of all (or that portion) of the Principal Amount of, together with all accrued and unpaid Interest on, this Note being converted, and identifying the name(s) in which the Holder desires the shares of Common Stock to be titled; (B) if converting the entire Principal Amount of and accrued Interest on this Note, surrender to the Company this Note (original execution copy); and, (C) deliver any other forms, including but not limited to, transfer forms, tax forms or relevant documentation, duly executed, as may be specified by the Company, if necessary, to effect the conversion.  If specified by the Holder in the Conversion Notice that the shares of Common Stock shall be issued to person(s) other than the Holder, the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the Common Stock so issued.

4.

Delivery.  Upon delivery of the Conversion Notice and surrender of this Note (if converted in its entirety) to the Company for conversion, the Holder shall be entitled to receive the applicable shares of Common Stock constituting the Converted Equity Securities.  At its expense, the Company shall, within Ten (10) business days following receipt of the Conversion Notice, issue and deliver to the Holder (or the person(s) so designated by the Holder) the shares of Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of the Company’s counsel).  No fractional share shall be issued upon such conversion.  In lieu of any such fractional share, which would otherwise be issuable upon such conversion, the Company shall round up the fractional share to the nearest whole share.

5.

Prepayment.  The Company may prepay this Note at any time. Upon the occurrence of the Company having raised at least Three Million Dollars ($3,000,000) in the aggregate through the sale of debt or equity securities of the Company, the Holder will have the option to have the remaining balance of the Note paid in full.

6.

Default; Remedies.

6.1.

Event of Default.  The occurrence of an Event of Default (as hereafter defined) shall constitute a default under this Note.  Failing to make a payment of Principal Amount or

Interest when due shall constitute an “Event of Default” under this Note.

6.2.

Consequences of Default; Remedies. If payments of the Principal Amount and accrued Interest, if any, are not made within fifteen (15) business days of written notice, the Interest rate shall be retroactively set at Six Percent (6%) and accrued to the Principal Amount of this Note until such time as payment is made.  If any Note payment is not made within Forty-Five (45) days of its due this Note will incur default interest at the rate of Eighteen Percent (18%) (“Default Interest Rate”) until payment is made. If any Note payment is not made within Ninety (90) days the Holder will have the option to foreclose on the stock pledge described in Section 6 below. If the Holder forecloses on the stock pledge, this Note shall be remain in Default until cured or the Note is paid in full. These are the Holder’s exclusive remedies in the Event of Default. The Holder confirms the reasonableness of this restriction.

7.

Security. This Note will be secured by a pledge of Three Hundred Fifty Thousand (350,000) shares of JayHawk Energy, Inc.’s Common Stock. In the event the Company makes a disposition of substantially all of its assets (including those held in subsidiaries) the Holder of this Note shall have the option to foreclose on the stock pledge described above.

8.

No Waiver of Rights or Remedies.  No extension of the time for the payment of this Note or any installment hereof shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part, and the Company agrees that this Note and any or all payments coming due hereunder may be extended from time to time in the sole discretion of the Holder without in any way affecting or diminishing the Company’s liability hereunder.  No delay in the exercise of any right or remedy hereunder shall be deemed a waiver of such right or remedy, nor shall the exercise of any right or remedy be deemed an election of remedies or a waiver of any other right or remedy.

9.

Transfer; Assignment.  This Note, and the rights and obligations of the Holder hereunder, may be assigned by such Holder to any Affiliate of the Holder; provided that the transferor provides written notice of such transfer to the Company and that the transferee is an “Accredited Investor” as such term is defined in Rule 501(a) of Regulation D as promulgated under the Securities Act of 1933, as amended. The transfer of this Note is registerable by the Holder in person or by an attorney duly authorized in writing on the books of the Company.  The Company and any transfer agent may deem and treat the person in whose name this Note is registered upon the books of the Company as the absolute owner of this Note.  For the purposes of this Note, (“Affiliate(s)”) means any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with the referenced person or entity and includes without limitation, (a) any person who is an officer, director, or direct or indirect beneficial holder of at least five percent (5%) of the then outstanding capital stock of the referenced person or entity and (b) any person of which the referenced person or entity and/or its Affiliates (as defined in clause (a) above), directly or indirectly, either beneficially own(s) at least five percent (5%) of the then outstanding equity securities or constitute(s) at least a five percent (5%) equity participant, (c) any family member of any of the foregoing, and (d) any trust or other similar entity established for the benefit of any family member of any of the foregoing.

10.

Governing Law.  This Note shall be governed by and construed in accordance with the domestic substantive laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

11.

Notices.  All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be hand delivered, or sent either by (a) certified mail, postage prepaid, return receipt requested; (b) an overnight express courier service that provides written confirmation of delivery; (c) facsimile or other electronic transmission with written confirmation by the sending machine or with telephone or e-mail confirmation of receipt.

12.

Usury Savings Clause.  It is the intention of the Company and the Holder to comply with applicable state and federal usury laws from time to time in effect.  Accordingly, notwithstanding any provision to the contrary in this Note or any other document related hereto, in no event (including, but not limited to, prepayment or acceleration of the maturity of any obligation) shall this Note or any such other document require the payment or permit the collection or receipt of interest in excess of the highest lawful rate.  If under any circumstance whatsoever, any provision of this Note or of any other document pertaining hereto shall provide for the payment, collection or receipt of interest in excess of the highest lawful rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate, such amount that would exceed the highest lawful rate shall be applied to the reduction of the Principal Amount and accrued Interest outstanding hereunder or on account of any other indebtedness of the Holder to the Company, and not to the payment of Interest, or if such excessive Interest exceeds the unpaid Principal Amount outstanding hereunder and such other indebtedness, such excess shall be refunded to the Company.  In determining whether or not the Interest paid or payable with respect to any indebtedness of the Company to the Holder, under any specified contingency, exceeds the highest lawful rate, the Company shall, to the maximum extent permitted by applicable law, (i) characterize any non-Principal Amount payment as an expense, fee or premium rather than as Interest, (ii) exclude prepayments and the effects thereof, (iii) amortize, prorate, allocate and spread the total amount of Interest throughout the full term of such indebtedness (including any extension or renewal) so that Interest thereon does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate Interest between portions of such indebtedness, to the end that no such portion shall bear Interest at a rate greater than that permitted by applicable law.  The Holder expressly disavows any intention to charge or collect excessive unearned Interest or finance charges in the event that the maturity of this Note is accelerated.  If at any time the Interest rate set forth in Section 1 hereof exceeds the highest lawful rate, then the rate at which Interest shall accrue hereunder shall automatically be limited to the highest lawful rate, and shall remain at the highest lawful rate until the total amount of Interest accrued hereunder equals the total amount of Interest that would have accrued but for the operation of this sentence.  Thereafter, Interest shall accrue at the Interest rate set forth in Section 1 hereof unless and until such Interest rate again exceeds the highest lawful rate, in which case the immediately preceding sentence shall apply.

13.

No Shareholder Rights. Except as otherwise stated herein, nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder of the Company.

14.

No Violation of Law. This Note may not be converted if its conversion would cause the Company to violate an exemption from registration or would violate any applicable state or federal securities law,

any registration under or any requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules of an exchange on which the Company’s securities may be traded, any other federal law, or any state securities laws.

15.

Piggyback Registration Rights. The Company grants the Holder piggyback registration rights for the shares underlying the Note and stock pledge in any registration statement which the Company may file during 2017.

16.

Headings.  The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

17.

Dispute of Terms.  In the event the terms of this Note are disputed by the parties, both parties agree that the terms shall not be interpreted against the Company merely because the Note was drafted by counsel of the Company.

18.

Amendments.  This Note shall only be amended, modified or supplemented, and provisions hereof may only be waived, by an instrument in writing duly executed by the Holder and the Company.

19.

Arbitration.  Any issue, controversy, or claim arising out of or related to this Note or any related documents hereto that cannot be resolved by mutual agreement shall be settled or resolved by binding arbitration pursuant to the Federal Arbitration Act and in accordance with the Commercial Arbitration Rules of the American Arbitration Association now or hereafter in effect.  The parties to the dispute shall unanimously select the arbitrator.  In the event the parties to the dispute are unable to unanimously select an arbitrator within twenty (20) business days of a meeting called to appoint an arbitrator, the arbitrator shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The parties to the dispute shall confer with the arbitrator and together shall decide upon a time and place for the arbitration hearing.  If the parties to the dispute and the arbitrator are unable to agree upon a time and place for the arbitration hearing, the arbitrator shall determine the time and place for the arbitration hearing.  The parties shall split the arbitrator’s fees and costs equally, unless the arbitrator determines that any party to the dispute has defaulted or asserted an unreasonable business position during the arbitration, in which event the party to the dispute who defaulted or asserted the unreasonable business position shall pay all or a part of the arbitrator’s fees and costs, as the arbitrator, in his or her or its discretion, determines.  IN AGREEING TO THE METHOD OF DISPUTE RESOLUTION SET FORTH IN THIS ARBITRATION CLAUSE, THE PARTIES SPECIFICALLY ACKNOWLEDGE THAT EACH PREFERS TO RESOLVE DISPUTES BY ARBITRATION RATHER THAN THROUGH THE FORMAL COURT PROCESS.  FURTHER, EACH OF THEM UNDERSTANDS THAT BY AGREEING TO ARBITRATION EACH OF THEM IS WAIVING THE RIGHT TO RESOLVE DISPUTES ARISING OR RELATING TO THIS AGREEMENT IN COURT BY A JUDGE OR JURY, THE RIGHT TO A JURY TRIAL, THE RIGHT TO DISCOVERY AVAILABLE UNDER THE APPLICABLE RULES OF CIVIL PROCEDURE, THE RIGHT TO FINDINGS OF FACT BASED ON THE EVIDENCE, AND THE RIGHT TO ENFORCE THE LAW APPLICABLE TO ANY CASE ARISING OR RELATING TO THIS AGREEMENT BY WAY OF APPEAL, EXCEPT AS ALLOWED UNDER THE FEDERAL ARBITRATION ACT.  EACH OF THEM ALSO ACKNOWLEDGES THAT EACH HAS HAD AN OPPORTUNITY TO CONSIDER AND STUDY THIS ARBITRATION PROVISION, TO CONSULT WITH COUNSEL, TO SUGGEST MODIFICATION OR CHANGES, AND, IF

REQUESTED, HAS RECEIVED AND REVIEWED A COPY OF THE FEDERAL ARBITRATION ACT AND THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

20.

ENTIRE AGREEMENT.  THIS NOTE AND THE OTHER INSTRUMENTS ENTERED INTO IN CONNECTION HEREWITH EVIDENCE THE FINAL AGREEMENT BETWEEN THE COMPANY AND THE HOLDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE COMPANY AND THE HOLDER.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE COMPANY AND THE HOLDER.

IN WITNESS WHEREOF, the parties hereto have executed this Note as of the day and year first above written.

JayHawk Energy, Inc.

       /s/ Scott Mahoney

By:

Name: Scott Mahoney

Its: Interim President & Chief Executive Officer

Dated:  December 20, 2016

HOLDER

/s/ Kelly Stopher

By:__________________________________________

Name: Kelly Stopher

Title: Individually

Dated:  December 20, 2016

SCHEDULE 1

Payment Schedule

20-Dec-16	$2,000
20-Jan-17	$2,000
20-Feb-17	$2,000
20-Mar-17	$2,200
20-Apr-17	$2,200
20-May-17	$2,200
20-Jun-17	$2,400
20-Jul-17	$2,400
20-Aug-17	$2,400
20-Sep-17	$2,600
20-Oct-17	$2,600
20-Nov-17	$2,600
20-Dec-17	$2,800
20-Jan-18	$2,800
20-Feb-18	$2,800
20-Mar-18	$3,000
20-Apr-18	$3,000
20-May-18	$3,000
20-Jun-18	$3,500
20-Jul-18	$3,500
20-Aug-18	$3,500
20-Sep-18	$4,000
20-Oct-18	$4,000
20-Nov-18	$4,000
20-Dec-18	$4,000
20-Jan-19	$4,000
20-Feb-19	$4,000
20-Mar-19	$4,000
20-Apr-19	$4,000
20-May-19	$4,000
20-Jun-19	$4,000
20-Jul-19	$4,000
20-Aug-19	$4,000
20-Sep-19	$4,000
20-Oct-19	$4,000
20-Nov-19	$4,500
20-Dec-19	$4,500
20-Jan-20	$4,500
20-Feb-20	$4,500
20-Mar-20	$4,500
20-Apr-20	$4,500
20-May-20	$4,500
20-Jun-20	$4,500
20-Jul-20	$4,500
20-Aug-20	$4,500
20-Sep-20	$4,500
20-Oct-20	$4,500
20-Nov-20	$4,500
20-Dec-20	$7,173
Total:	$177,173